Exhibit 10.1

SFSB, Inc.

FORM OF

RESTRICTED STOCK AGREEMENT

AGREEMENT, by and between SFSB, Inc., a Maryland corporation (the ”Company”), and                              (the “Participant”):

1. Award of Shares:

Pursuant to the SFSB, Inc. 2005 Recognition and Retention Plan (the “Plan”), the Company has awarded to the Participant, and has caused to be recorded on the books of the Company, a restricted stock award on                              (the “Award Date”), of                              shares (the “Award Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) subject to the terms and conditions set forth in this Agreement, the Plan and any applicable securities laws or regulations.

2. Terminology:

All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. Except where the context otherwise requires, the term “Company” shall include SFSB, Inc. and its Affiliates.

3. Award Restrictions:

Except in the event of the Death, Disability, Normal Retirement of following a Change in Control, and subject to the limitations in the Plan, the Award Shares are nontransferable (whether by sale, assignment, exchange, pledge, hypothecation, or otherwise) and are subject to forfeiture until they vest in accordance with the attached Vesting Schedule (the “Restricted Period”). Vesting during the Restricted Period shall occur so long as the Participant is in Continuous Service of the Company from the Award Date through the applicable date upon which the Restricted Period expires.

Upon the vesting of Award Shares by virtue of the lapse of the Restricted Period and the other conditions in the Plan, the Company shall deliver to the Participant (or his/her estate, as may be applicable) a stock certificate covering the requisite number of vested shares registered on the Company’s books in the name of the Participant within a reasonable period of time after the Restricted Period expires.

4. Stock Certificates and Stock Power:

The stock certificate(s) evidencing the Award Shares shall be registered on the Company’s books in the name of the Participant as of the Award Date as described in the Plan. Physical possession or custody of such stock certificate(s) shall be retained by the Company, or its escrow agent, until such time as the shares are vested (i.e., the Restricted Period lapses). The stock certificate shall include a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) of the Plan. The Participant shall deliver to the Company a stock power in the form as attached hereto as Exhibit A, endorsed in blank, with respect to the Award Shares to be held by the Company during the Restricted Period.

During the Restricted Period, except as otherwise provided in Section 3 of this Agreement and in the Plan, the Participant shall be entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive dividends and/or other distributions declared on such shares as described in the Plan.

5. Termination of Employment or Service Relationship:

Except as provided in the Plan, no Restricted Stock shall be earned unless the Recipient maintains Continuous Service with the Company or an Affiliate until the Restricted Period expires. The Board of Directors of the Company may revoke, rescind, or terminate any Award, or a portion thereof.

6. Administration:

The Committee shall have full authority and discretion to decide all matters relating to the administration, interpretation, and implementation of this Agreement. All such determinations of the Committee shall be final, conclusive and binding upon the Company and the Participant.

7. Withholding Taxes:

Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company or its Affiliate, shall have the right to require the Participant or other person receiving such shares to pay the amount of any taxes that the Company or its Affiliate is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the minimum amount of tax required to be withheld by an governmental authority. The Company or its Affiliate shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company or its Affiliate is required to withhold with respect to such dividend payments.

8. Tax Election and Tax Withholding:

(a) Section 83(b) Election. The Participant hereby acknowledges that he/she has been advised by the Company to seek independent tax advice regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Award Shares, and that any such election, if made, must be made within 30 days of the Award Date.

(b) Tax Withholding. At the Participant’s election, the Company shall either (i) withhold the issuance of a portion of the Award Shares, (ii) deduct from any other payment of any kind due the Participant, or (iii) accept a cash payment by the Participant, in each case in an amount equal to the amount of any federal, state or local taxes required by law to be withheld as a result of the award or vesting of the Award Shares; provided, however, that if the Award Shares are withheld, the value of the Award Shares withheld may not exceed the statutory minimum withholding amount required by law. The Participant hereby acknowledges and agrees that the Company shall have the right to effect such withholding or deduction in accordance with his election.

9. Notices:

All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Participant at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

10. Amendments:

This Agreement may be amended from time to time by the Committee in its discretion; provided that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by each of the parties hereto.

11. Conformity with Plan:

This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan has been provided to the Participant with this Agreement.

12. Governing Law:

The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Participant hereby agrees and submits to the personal jurisdiction and venue thereof.

13. Headings:

The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand and seal, on this      day of                 ,             .

SFSB, INC.

By:

Print Name:	Participant

Title:

ACCEPTED AND AGREED:

Participant

VESTING SCHEDULE

[Intentionally left blank]

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                                 , hereby assigns and transfers unto SFSB, Inc. (the “Company”) or its successor                                  shares of common stock of the Company, par value $0.01 per share, standing in my name of the books of the Company, represented by Certificate No.                     , which is attached hereto, and hereby irrevocably constitutes and appoints                                          as my attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:

Participant
Dated: